Exhibit 99.1

Press Release

CONTACT:

Tricia Haugeto

Array BioPharma Inc.
(303) 386-1193
thaugeto@arraybiopharma.com

ARRAY BIOPHARMA’S ANTICANCER COMPOUND ARRY-334543 CLEARED TO ADVANCE INTO HUMAN CLINICAL TRIALS

- Phase I Trial Expected to Commence in Fall 2005 -

Boulder, Colo., (August 8, 2005) - Array BioPharma Inc. (NASDAQ: ARRY) has an Investigational New Drug (IND) application now in effect with the U.S. Food & Drug Administration for ARRY-334543, allowing Array to proceed with human clinical studies in cancer patients.  ARRY-334543, the Company’s second small molecule anticancer compound, is a dual growth factor inhibitor, which disrupts both ErbB-2 and EGFR, two critical targets regulating cellular hyperproliferation pathways in human cancers.  Oral administration of ARRY-334543 in preclinical models of human breast, lung, or epidermal carcinoma tumors resulted in significant anti-tumor activity.

“Advancing ARRY-334543 into clinical trials is a significant achievement for Array and further demonstrates our ability to invent novel therapies for cancer patients,” said Kevin Koch, Ph.D., President and Chief Scientific Officer. “Our goal is to continue building the industry leading clinical pipeline of small molecule drugs, driving Array’s future growth.”

Array plans to commence the Phase I clinical trial this fall at two academic medical centers in the United States and Canada.  The open-labeled, dose-escalation trial is designed to evaluate tolerability and pharmacokinetics of ARRY-334543 following oral administration to patients with advanced cancer.  In addition, the trial is designed to examine indicators of therapeutic activity in these patients.

About ARRY-334543:

ARRY-334543 is an orally active, reversible, enzymatic and cellular inhibitor, with nanomolar potency, of the key growth factor receptor tyrosine kinases ErbB-2 and EGFR.  The compound possesses improved physiochemical properties relative to compounds directed at these targets currently in clinical development, and provides superior exposure and equivalent or greater efficacy in animal models of human cancer.

We believe that ARRY-334543, which concurrently inhibits the molecular targets of the drugs Herceptin® (ErbB-2) and Erbitux® (EGFR), will provide enhanced efficacy in the treatment of cancer patients.  Currently, there is no single drug on the market that selectively inhibits both ErbB-2 and EGFR.

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About Array BioPharma:

Array BioPharma is a biopharmaceutical company focused on the discovery, development and commercialization of orally active drugs to address significant unmet medical needs.  Our proprietary drug development pipeline is primarily focused on the treatment of cancer and inflammatory disease and includes several small molecule drug candidates that are designed to regulate targets in therapeutically important biologic pathways. In addition, leading pharmaceutical and biotechnology companies access our drug discovery technologies and expertise through collaborations to design, create, optimize and evaluate drug candidates across a broad range of therapeutic areas.  For more information on Array, please go to www.arraybiopharma.com.

Forward-Looking Statement:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks and uncertainties, including those discussed in our annual report filed on form 10-K for the year ended June 30, 2004, and in other reports filed by Array with the Securities and Exchange Commission. Because these statements reflect our current expectations concerning future events, our actual results could differ materially from those anticipated in these forward-looking statements as a result of many factors. These factors include, but are not limited to, our ability to achieve and maintain profitability, the extent to which the pharmaceutical and biotechnology industries are willing to in-license drug candidates for their product pipelines and to collaborate with and fund third parties for their drug discovery activities, our ability to out-license our proprietary candidates on favorable terms, our ability to continue to fund and successfully progress internal research efforts and to create effective, commercially viable drugs, risks associated with our dependence on our collaborators for the clinical development and commercialization of our out-licensed drug candidates, the ability of our collaborators and of Array to meet drug objectives, including clinical trials, tied to milestones and royalties, and our ability to attract and retain experienced scientists and management. We are providing this information as of August 8, 2005. We undertake no duty to update any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements or of anticipated or unanticipated events that alter any assumptions underlying such statements.

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